Notice of Withdrawal

                        of AMPS Shares (as defined below)
                                       of
          First Trust/Four Corners Senior Floating Rate Income Fund II
                                  (the "Fund")
                               Previously Tendered
             Pursuant to the Offer to Purchase Dated August 28, 2009

         The Withdrawal Deadline is 5:00 P.M. , Eastern time, on Monday,
                       September 28, 2009, Unless Extended

                   This Notice of Withdrawal is Submitted to:


                      Deutsche Bank Trust Company Americas

                           (800) 735-7777 (toll free)

By First Class Mail, By Overnight Courier, By Hand:

                                                By Registered Certified
                                                    or Express Mail
         By First Class Mail:                    or Overnight Courier:                        By Hand:

      DB Services Tennessee, Inc.             DB Services Tennessee, Inc.            DB Services Tennessee, Inc.
            P.O. Box 305050                     648 Grassmere Park Road                648 Grassmere Park Road
      Nashville, Tennessee 37230               Nashville, Tennessee 37211             Nashville, Tennessee 37211
       Attn: Reorganization Unit               Attn: Reorganization Unit              Attn: Reorganization Unit

By Facsimile Transmission or Email:

      By Facsimile Transmission:                       By Email:
            (615) 866-3889                          DB.Reorg@db.com

                           INSTRUCTIONS FOR WITHDRAWAL
                                       OF
               PREVIOUSLY TENDERED AMPS SHARES (AS DEFINED BELOW)
                                       OF
          FIRST TRUST/FOUR CORNERS SENIOR FLOATING RATE INCOME FUND II
                                  (THE "FUND")

         If you tendered to the Fund, in connection with the offer by the Fund, a Massachusetts business trust, to purchase for cash up to 100% of each of its outstanding (i) Auction Market Preferred Shares, Series A ("Series A AMPS Shares") and (ii) Auction Market Preferred Shares, Series B ("Series B AMPS Shares"), each with a par value $0.01 per share and a liquidation preference of $25,000 per share (collectively, the "AMPS Shares"), upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 28, 2009 and a related Letter of Transmittal (which together constitute the "Offer"), and you wish to withdraw your AMPS Shares, please fill out the attached Notice of Withdrawal.

          1. Withdrawal. If you have tendered your AMPS Shares pursuant to the Offer, you may withdraw your AMPS Shares previously tendered by completing, executing and sending the attached "Notice of Withdrawal" to any one of the addresses set forth on the first page of the Notice of Withdrawal.

          2. Delivery of Notice of Withdrawal. Deutsche Bank Trust Company Americas (the "Depositary") must receive the Notice of Withdrawal prior to 5:00 P.M., Eastern time, on Monday, September 28, 2009 (the "Expiration Date"), which is the expiration date of the Offer. The method of delivery of any documents related to a withdrawal is at the option and risk of the withdrawing Holder of AMPS Shares. Any documents related to a withdrawal will be deemed delivered only when actually received by the Depositary. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

          3. Procedures and Signature Guarantee. The notice of withdrawal must specify the name of the Fund, the name of the person who tendered the AMPS Shares to be withdrawn and the number of AMPS Shares to be withdrawn and the name of the registered holder of AMPS Shares, if different from that of the person who tendered such AMPS Shares. If the AMPS Shares to be withdrawn have been delivered to the Depositary, a signed notice of withdrawal with (except in the case of AMPS Shares tendered by an Eligible Institution (as defined below)) signatures guaranteed by an Eligible Institution must be submitted prior to the release of such AMPS Shares. In addition, such notice must specify the name and number of the account at The Depository Trust Company (the Book-Entry Transfer Facility) to be credited with the withdrawn AMPS Shares. An "Eligible Institution" is a financial institution (including most banks, savings and loan associations and brokerage houses) that is a member of a recognized Medallion Program approved by The Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP).

--------------------------------------------------------------------------------
                       Description of AMPS Shares Tendered
--------------------------------------------------------------------------------

       Name(s) and Address(es)                     Number of AMPS Shares
       of Registered Holder(s)                   Tendered* (Indicate which
      (Please fill in, if blank)                 Series, A or B, and attach
                                                additional list if necessary)
-------------------------------------------- ----------------------------------

                                             ----------------------------------

                                             ----------------------------------

                                             ----------------------------------

                                             ----------------------------------

                                             ----------------------------------

--------------------------------------------------------------------------------
* Unless otherwise indicated, it will be assumed that all AMPS Shares held in the name(s) of the registered holder(s) will be tendered.

--------------------------------------------------------------------------------

         This Notice of Withdrawal is to be completed if you tendered AMPS Shares (as defined below) in connection with the offer by First Trust/Four Corners Senior Floating Rate Income Fund II, a Massachusetts business trust, to purchase for cash up to 100% of each of its outstanding (i) Auction Market Preferred Shares, Series A ("Series A AMPS Shares") and (ii) Auction Market Preferred Shares, Series B ("Series B AMPS Shares"), each with a par value $0.01 per share and a liquidation preference of $25,000 per share (collectively, the "AMPS Shares").

Name of Fund:  First Trust/Four Corners Senior Floating Rate Income Fund II

Name(s) of Registered Holder(s):______________________________________________

Window Ticket No. (if any)____________________________________________________

The names and addresses of the registered holders should be printed, if not already printed above, exactly as they appear on the certificates representing AMPS Shares withdrawn hereby. The certificates and number of AMPS Shares that the undersigned wishes to withdraw should be indicated in the appropriate boxes.

Signatures are required on the next page.

                   NOTE: SIGNATURE(S) MUST BE PROVIDED BELOW.
                 PLEASE READ THE INSTRUCTIONS SET FORTH IN THIS
                         NOTICE OF WITHDRAWAL CAREFULLY.

Name of Fund: First Trust/Four Corners Senior Floating Rate Income Fund II

Signature(s) of Owner(s):______________________________________________________

                         ______________________________________________________

Date:  __________________, 2009

Printed Names:_________________________________________________________________

              _________________________________________________________________

Capacity:______________________________________________________________________

Address:_______________________________________________________________________

_______________________________________________________________________________


                            Guarantee of Signature(s)
         (Required if AMPS Shares have been delivered to the Depositary)
                    [For use by financial institutions only.
                   Place medallion guarantee in space below.]


                                      -3-